UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 1, 2025
(Date of earliest event reported)

Central Index Key Number of the issuing entity: 0001731044

Citigroup Commercial Mortgage Trust 2018-B2

(exact name of the issuing entity as specified in its charter)

Central Index Key Number of the depositor: 0001258361

Citigroup Commercial Mortgage Securities Inc.

(exact name of the depositor as specified in its charter)

Morgan Stanley Mortgage Capital Holdings LLC

(Central Index Key Number: 0001541557)

Citi Real Estate Funding Inc.

(Central Index Key Number: 0001701238)

Starwood Mortgage Funding V LLC

(Central Index Key Number: 0001682509)

Bank of America, National Association

(Central Index Key Number: 0001102113)

(Exact names of sponsors as specified in their respective charters)

New York (State or other jurisdiction of incorporation or organization of the issuing entity)	333-207132-16 (Commission File Number of the issuing entity)	82-4895900 82-4903668 82-7011040 (I.R.S. Employer Identification Numbers)

c/o Citibank, N.A.

as Certificate Administrator

388 Greenwich Street, 4th Floor

New York, NY

(Address of principal executive offices of the issuing entity)

10013

(Zip Code)

Registrant’s telephone number, including area code:

(212) 816-5614

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Reference is hereby made to the Pooling and Servicing Agreement (the “CGCMT 2018-B2 PSA”) dated as of March 1, 2018, relating to the Citigroup Commercial Mortgage Trust 2018-B2 (the “Issuing Entity”). Effective as of March 1, 2025, Trimont LLC, a Georgia limited liability company (“Trimont”), succeeded to Wells Fargo Bank, N.A. (“Wells Fargo”) in the capacity described below and will act as successor:

•
Master Servicer under the MSC 2017-HR2 pooling and servicing agreement pursuant to which the Extra Space Self Storage Portfolio Mortgage Loan, an asset of the Issuing Entity, is serviced;

•
General Master Servicer under the BANK 2018-BNK10 pooling and servicing agreement pursuant to which the One Newark Center Mortgage Loan, an asset of the Issuing Entity, is serviced; and

•
Master Servicer under the BANK 2017-BNK9 pooling and servicing agreement pursuant to which the Warwick Mall Mortgage Loan, an asset of the Issuing Entity, is serviced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citigroup Commercial Mortgage Securities Inc.
(Depositor)

/s/ Richard Simpson

Richard Simpson, President

Date: March 3, 2025